As filed with the Securities and Exchange Commission on August 29, 2018

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-key International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1741861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

 3349 Highway 138, Building A, Suite E

Wall, NJ 007719

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael W. DePasquale

Chairman of the Board of Directors and Chief Executive Officer

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, New Jersey 07719

(732) 359-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:

Vincent A. Vietti, Esq.

Fox Rothschild LLP

Princeton Pike Corporation Center

997 Lenox Drive, Building 3

Lawrenceville, New Jersey 08648-2311

(609) 896-4571

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per Share (2)	Proposed Maximum aggregate offering price (2)(3)	Amount of registration fee
Common stock, par value $0.0001 per share	2,559,172	1.66	$4,248,226	$529

(1)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act of 1933 based on $1.66 per share, which represents the average of the high and low sales prices of the Registrant’s common stock on August  27, 2018 as reported on The Nasdaq Capital Market.

(3)	The Registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale. is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2018

PRELIMINARY PROSPECTUS

2,559,172 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 2,559,172 shares of common stock, par value $0.0001 per share, of BIO-key International, Inc. (“BIO-key,” “we,” “us” or “our”) issuable upon exercise of certain outstanding common stock purchase warrants issued and sold by us in private placement transactions.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BKYI.” On August 28, 2018, the closing price of our common stock was $1.75 per share.

We will bear all costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 11 for more information about how the selling stockholders may sell or dispose of the shares of common stock offered hereby.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED HEREIN UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2018

ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 2,559,172 shares of common stock, par value $0.0001 per share, of BIO-key International, Inc. issuable upon exercise of certain outstanding common stock purchase warrants issued and sold by us. All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of these shares.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security.

Neither we nor the selling stockholders are making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in or incorporated by reference into this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statements generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our business, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue” or the negative of these words or other words and terms of similar meaning.

We refer you to the risks described in the “RISK FACTORS” section on page 7 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus.

We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect. Such factors include: our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; market acceptance of biometric products generally and our products under development; our ability to market our consumer products changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition between us and other companies in the biometric technology industry; delays in the development of products, statements of assumption underlying any of the foregoing, and the risks and uncertainties described under the section entitled “RISK FACTORS” included elsewhere in this prospectus and under similar sections in the documents we incorporate by reference into this prospectus, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except if we otherwise are required by law. We advise you, however, to review any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K we file with or furnish to the Securities and Exchange Commission.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or all of the information that may be important to you. Accordingly, please read carefully this entire prospectus and the documents incorporated by reference in this prospectus, including our consolidated financial statements and related notes, and the risk factors beginning on page 7 before deciding whether to purchase shares of our common stock.

OUR COMPANY

Overview

We develop and market advanced fingerprint biometric identification and identity verification technologies, as well as related identity management and credentialing hardware and software solutions. We were pioneers in developing automated, finger identification technology that supplements or compliments other methods of identification and verification, such as personal inspection identification, passwords, tokens, smart cards, ID cards, PKI, credit card, passports, driver’s licenses, OTP or other form of possession or knowledge-based credentialing. We have developed what we believe is the most discriminating and effective commercially available finger-based biometric technology.

We market and sell our technology solutions into commercial, logical and physical privilege entitlement and access control markets. Our primary market focus includes enterprise security, mobile payments and credentialing, healthcare records and data security, among other things. Our secondary focus includes government markets, large scale identity projects such as voter’s registration, driver’s license, national ID programs, and SIM card registration.

More recently, we have developed a robust products business. Our line of finger print readers, which we market under the brand names SideSwipe™, EcoID™ and SideTouch™, can be used on any laptop, tablet or other device which contains a USB port. We also market and sell a line of biometric and Bluetooth enabled padlocks, luggage locks, and bicycle locks.

We maintain a direct sales force and also utilize distributors, resellers, integrators and partners with substantial experience in selling technology solutions to government and corporate customers. We have built a global footprint which includes our executive offices in Wall, NJ, our research and development facility in Eagan, MN, and international operations in Hong Kong.

We continue to develop advancements in our capabilities and explore potential strategic relationships, including business combinations and acquisitions, which could help us leverage our capability to deliver our solutions.

Finger-based Biometric Identification and Personal Identity Verification

We are a leader in finger-based biometric identification and personal identity verification, as well as authentication-transaction security. Stand-alone, or in partnerships with OEMs, integrators, and solution providers, we provide biometric security solutions to private and public sector customers. We help customers reduce risk by providing the ability to control access to facilities and services, in either the logical or physical domain. Our solutions positively identify individuals and verify, or confirm, their identity before granting access to, among other things, corporate resources, subscribed data and services, web portals, applications, physical locations or assets.

Our biometric identification technology improves both the accuracy and speed of screening individuals, for identification purposes or for personal identity verification, by extracting unique data from a fingerprint and comparing it to existing similar fingerprint data. The technology has been built to be scalable and to handle databases containing millions of fingerprints. We achieve the highest levels of discrimination without requiring any other identifying data (multi-factor) such as a user ID, smart ID cards, or tokens, although our technology can be used in conjunction with such additional factors. Users of our technology have the option of on device or cloud authentication. This flexible authentication option in conjunction with our interoperable capabilities, is another key differentiator of our biometric identification solutions.

We also develop and distribute hardware components that are used in conjunction with our software, and sell third-party hardware components with our software in various configurations required by our customers. Our products are interoperable with all major fingerprint reader and hardware manufacturers and across Windows, Linux, and the Android mobile operating systems enabling application developers, value added resellers, and channel partners to integrate our fingerprint biometrics into their applications, while dramatically reducing maintenance, upgrade and life-cycle costs. This interoperability is unique in the industry, is a key differentiator for our products in the biometric market and, in our opinion, makes our technology more viable than competing technologies and expands the size of the overall market for our products.

We support industry standards, such as FIDO, BioAPI, and have received National Institute of Standards and Technology independent laboratory certification of our ability to support Homeland Security Presidential Directive #12 (HSPD-12) and ANSI/INCITS-378 templates, as well as validation of our fingerprint match speed and accuracy in large database environments.

Our Core Technology

Our finger identification algorithm, Vector Segment Technology (VST™), is the core intellectual property behind our full suite of biometric products that include:

●

Vector Segment Technology SDK (VST)—Our biometric software development kit (“SDK”) provides developers with the ability to incorporate our biometric capabilities into their respective product offerings or infrastructure. VST is available as a low level SDK for incorporation into any application architecture to increase security while not sacrificing convenience. VST runs on Windows and Linux as well as within WEB-key® on iOS and Android systems.

●

Intelligent Image Indexing®—Our biometric identification solution offers both large-scale one-to-many and one-to-one user identification. This solution enables customers to perform false alias and fast entry checks, including preventing fraudulent access to systems and privileges. Intelligent image indexing scales identification capabilities from thousands to millions of users. The solution runs on commercially available hardware making it scalable for any size system.

●

Biometric Service Provider—We provide support for the BioAPI (a standards-based solution meeting worldwide needs) for a compliant interface to applications using biometrics for verification and identification. We enhance the traditional use of BioAPI by adding 64-bit support and other advanced features, supporting identification calls and also providing a single user interface for multiple fingerprint readers.

●

ID Director™—Our Single Sign On (SSO) is a suite of solutions for integration with CA Technologies SiteMinder, Oracle’s Fusion Middleware SSO, IBM Tivoli Access Manager as well as ISAM and other solutions, utilizing the power and security of WEB-key. This solution provides a simple to implement, custom authentication scheme for companies looking to enhance authentication. ID Director is designed to add a level of security and convenience to the transaction level of any application. Versions of ID Director include ID Director for Windows that provides enterprise customers the ability to integrate our biometric solutions into their MS Active Directory platform, and ID Director for Epic and Allscripts that allows healthcare customers to utilize our biometrics with the leading EMR EHR platforms.

In 2015, Microsoft announced native support for biometrics in the Windows 8.1 and Windows 10 Operating platforms as well as Office 2016. With Microsoft Hello, users can replace their PIN or password to access their device without any special software downloads by using our finger scanners which are plug and play compatible with the Microsoft platforms. We were the exclusive biometric partner at the Microsoft “Ignite your Business” Windows 10 and Office 2016 launch events, which generated a number opportunities for both our hardware and software offerings.

Authentication Transaction Security

Our authentication-transaction security technology, WEB-key®, provides the ability to conduct identification and identity verification transactions in potentially insecure environments, including the World Wide Web or in off-site cloud environments. We have developed our technology to enable on-device authentication as well as network or cloud-based authentication and believe we may be one of the few if not only technology vendors capable of providing this flexibility and capability.

WEB-key makes cloud-based biometric user-authentication viable and eliminates technology constraints on online service providers, who are otherwise dependent on handset provider hardware and software platform decisions. It extends all features and functionalities of the VST algorithm to customers looking to add an enhanced level of security to their thin client and client/server applications. WEB-key is currently supported by both Windows and Linux operating systems. Clients are available on Windows and Android operating systems.

Our Products

Since 2016, we have developed a products business which accounted for approximately 30% of our revenue in 2017. We believe that focused execution of our products business represents an opportunity for substantial future growth.

We offer a full line of easy to use finger scanners for both enterprise and consumer markets. Our SideSwipe, SideTouch and EcoID scanners are plug and play compatible with Microsoft Windows and our Q-180 Touch reader is a Micro USB compatible fingerprint reader for Android devices. The readers are currently sold in the Microsoft stores, as well as through their on-line channel, on Amazon, and through our website.

At the Consumer Electronics Show 2017, we introduced a number of new products, including our TouchLock™ line of fingerprint biometric and bluetooth enabled padlocks. These products include IP45 compliant, all weather padlocks TouchLock BTXL, that can be opened with your smartphone, and TouchLock Fingerprint Smart Lock, that can be opened with your fingerprint. We also offer TouchLock TSA Smart Luggage Lock, a TSA compliant padlock, and TouchLock Bike Smart Cable Lock. In 2018, we introduced Touchlock XL Plus, a Bluetooth and fingerprint enabled padlock that can be opened with either your smart phone or fingerprint. We are currently distributing these products in both the Asia Pacific and domestic markets.

In 2018, we introduced OmniPass Consumer, a secure biometric-enabled application to manage multiple passwords for online apps, services or accounts.

General

Our principal executive office is located at 3349 Highway 138, Building A, Suite E, Wall, New Jersey 07719 and our telephone number is (732) 359-1100. Our website is located at www.bio-key.com. The information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus. Our website address is included as an inactive textual reference only.

The BIO-key logo is our trademark. This prospectus supplement, the base prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus may also contain trademarks and trade names of others.

THE OFFERING

Issuer	BIO-key International, Inc.
Common stock offered by selling stockholders:	2,559,172 shares of common stock
Shares of common stock outstanding before this offering:	13,972,158 shares of common stock
Shares of common stock outstanding after completion of this offering (assuming full exercise of the common stock purchase warrants that are exercisable for the shares of common stock offered hereby):	16,531,330 shares of common stock
Terms of this offering:

The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:

The proceeds from the sale of the securities covered by this prospectus will be received by the selling stockholders. We will not receive any of the proceeds from any sale of the shares of common stock offered by this prospectus. See “USE OF PROCEEDS.”

Listing of common stock:	Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “BKYI”.
Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 7 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the specific risks set forth below and under similar sections in the documents we incorporate by reference into this prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017. You should also carefully consider the information set forth under “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, incorporated by reference herein. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment.

Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus and under other registration statements, could lower our stock price and impair our ability to raise funds in new stock offerings.

If our stockholders sell substantial amounts of our common shares, the market price of our common shares could decrease. We have 13,972,158 common shares outstanding as of August 28, 2018. Under this registration statement, we are registering the resale of 2,559,172 common shares held by the selling stockholders, which represents approximately 18% of our outstanding common stock. In addition, we may sell additional common shares in subsequent offerings.

We cannot predict the size of future issuances of common shares or the effect, if any, that future issuances and sales of common shares, including the shares offered under this registration statement, other registration statements, and shares available for resale under Rule 144 under the Securities Act, or the perception that such sales could occur, may have on the market price of our common shares or our ability to raise additional capital through the sale of equity securities. With any additional issuance of common shares, investors will suffer dilution and we may experience dilution in our earnings per share.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”

Authorized. We currently have authority to issue up to 170,000,000 shares of common stock, $0.0001 par value per share. As of August 28, 2018, we had 13,972,158 shares of common stock outstanding. From time to time we may amend our certificate of incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. Holders of a plurality of our outstanding common stock can elect all of the directors who are up for election in a particular year. Holders of a majority of our outstanding common stock act by a majority for all other matters, except as limited by our certificate of incorporation, bylaws and the Delaware General Corporation Law.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Fully Paid and Nonassessable. All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on The Nasdaq Capital Market under the symbol “BKYI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find Additional Information.”

General. We currently have authority to issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, none of which are outstanding. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock or to designate a new class of preferred stock. Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series of any other class or series; and

●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of that common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock, or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Provisions of the Company’s Certificate of Incorporation; Blank Check Preferred Stock. As described above, our Board of Directors is authorized without further stockholder action, to designate any number of series of preferred stock with such rights, preferences and designations as determined by the Board of Directors. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

Certain Effects of Authorized But Unissued Stock

As described in above, we have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may use these additional shares for a variety of corporate purposes, including for future public or private offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Delaware Law and Charter and Bylaw Provisions

Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our company.

Indemnification. Our charter and bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders who desire to nominate a person for election to our board of directors must comply with specified notice and information provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

THE OFFERING

This prospectus covers the public sale of 2,559,172 shares of common stock to be sold by the selling security holders identified in this prospectus, consisting of shares of common stock underlying warrants we issued in private placement transactions. The warrants have an exercise price of $1.50 per share and expire five years after the date of issuance.

This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from this offering.

Set forth below is a description of the private offerings of the warrants that are exercisable for the shares of common stock being registered for resale hereby.

November 2014 Private Offering of Common Stock and Warrants to Private Investors

On November 13, 2014, we issued to certain private investors 664,584 shares of common stock and warrants to purchase an additional 996,877 shares of common stock for aggregate gross proceeds of $1,595,000 and surrender to us for cancellation of warrants to purchase an aggregate of 664,584 shares of common stock.

The warrants have a term of five years and were initially exercisable at an exercise price of $3.60 per share. The exercise price and the number of shares issuable upon exercise of the warrants are subject to adjustment upon any stock dividend, stock split, combination, or reclassification of our capital stock. The warrants also contain a “full ratchet” anti-dilution adjustment provision providing for the exercise price and the number of shares issuable upon exercise of the warrants to be adjusted in the event that we issue any shares of common stock at purchase price below the then applicable exercise price of the warrants. As a result of our recent public offering of units, the exercise price of the warrants was reduced to $1.50 and the number of shares issuable upon exercise of the warrants was increased to 2,392,504.

The warrants are exercisable on a cashless basis if at any time there is no effective registration statement covering the resale of the shares of common stock underlying the warrants.

September 2015 Private Offering of Common Stock to a Private Investor

On September 23, 2015, we issued a warrant to purchase 69,445 shares of common stock to an investor in connection with the issuance of a promissory note in the principal amount of $250,000.

The warrant has a term of five years and was initially exercisable at an exercise price of $3.60 per share. The exercise price and the number of shares issuable upon exercise of this warrant are subject to adjustment upon any stock dividend, stock split, combination, or reclassification of our capital stock. The warrant also contains a “full ratchet” anti-dilution adjustment provision providing for the exercise price and the number of shares issuable upon exercise of the warrants to be adjusted in the event that we issue any shares of common stock at purchase price below then the then applicable exercise price of the warrants. As a result of our recent public offering of units, the exercise price of this warrant was reduced to $1.50 and the number of shares issuable upon exercise of the warrants was increased to 166,668.

The warrant is exercisable on a cashless basis if at any time there is no effective registration statement covering the resale of the shares of common stock underlying the warrants.

USE OF PROCEEDS

The selling stockholders will receive all proceeds from the sale of the shares of common stock offered hereby. We will not receive any proceeds from the sale of common stock by the selling stockholders.

We will, however, receive cash proceeds equal to the exercise price of the warrants. Accordingly, we may receive aggregate gross proceeds of up to $3,838,758 assuming that all warrants are exercised in full at an exercise price of $1.50 per share. We expect to use any proceeds received by us from the exercise of these warrants for working capital purposes.

We will bear all costs, expenses and fees in connection with the registration of the shares, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus, we mean the persons or entities specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling stockholders’ interests other than through a public sale.

The selling security holders identified in the following table are offering for resale 2,559,172 shares of our common stock. All of the securities were previously issued to the selling security holders in private placement transactions described above under the section entitled “THE OFFERING”.

The following table sets forth:

●	The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

●	The number of shares owned beneficially by each selling security holder before the offering;

●	The percentage ownership of each selling security holder prior to the offering;

●	The number of shares offered hereunder by each selling security holder;

●	The number of shares owned beneficially by each selling security holder after the offering; and

●	The percentage ownership of each selling security holder after the offering.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After Completion of the Offering
Name of Selling Stockholders	Number	Percent	Number of Shares Being Offered	Number(1)	Percent
Black Mountain Equities(2)	412,500	2.87%	412,500	--	*
Gemini Master Fund, Ltd(3)	412,500	2.87%	412,500	--	*
Robert Schnell	210,000	1.48%	210,000	--	*
Jeffrey Jacobson	5,001	*	5,001	--	*
Leap Tide Partners L.P.(4)	75,000	*	75,000	--	*
Brian G Engen TTEE E. Terry Skone Rev Trust u/a dtd 2/6/15	30,000	*	30,000	--	*
Paul and Nancy Seel Joint Account WROS	30,000	*	30,000	--	*
Warberg WF V(5)	30,000	*	30,000	--	*
Richard A. Hoel	15,000	*	15,000	--	*
Dorothy J. Hoel	30,000	*	30,000	--	*
Janet & Donald Voight Trustees FBO Janet M. Voight Trust u/a dtd 8/28/96(6)	15,000	*	15,000	--	*
David & Carole Brown Trustees FBO David & Carole Brown Revocable Trust u/a dtd 10/23/97	30,000	*	30,000	--	*
Gary A Bergren	45,000	*	45,000	--	*
William H. Baxter trustee FBO William H. Baxter Revocable Trust u/a dtd 7/3/96	30,000	*	30,000	--	*
Robert G. Allison	60,000	*	60,000	--	*
Alice Ann Corporation(7)	70,000(8)	*	45,000	25,000	*
Frances A. Gonyea	45,000	*	45,000	--	*
Wyatts Torth Equity Partners, LP(9)	356,501(10)	2.49%	250,001	106,500	*
Iroquois Master Fund Ltd.(11)	50,001	*	50,001	--	*
Joseph P. Sullivan	30,000	*	30,000	--	*
The Hewlett Fund(12)	142,500	1.01%	142,500	--	*
Alpha Capital Anstalt(13)	400,001	2.78%	400,001	--	*
JMJ Financial(14)	166,668	1.18%	166,668	--	*

*     Represents less than one percent (1%) of our outstanding shares.

__________________________________

(1)

Assumes that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling security holders do not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(2)	Adam Baker is the President of Black Mountain Equities and has sole voting and dispositive power with respect to the shares.

(3)	Steven W Winters is the President of the Investment Manager of Gemini Master Fund, Ltd and has sole voting and dispositive power with respect to the shares.

(4)	Jan Loeb as partner and manager of Leap Tide Partners L.P. has sole voting and dispositive power with respect to the shares.

(5)

Warberg Asset Management LLC serves as investment manager to Warberg Wf V LP. Daniel I. Warsh is a managing member and the control person of Warberg Asset Management LLC. Warberg Asset Management LLC and Mr. Warsh have shared voting and dispositive power with respect to the shares.

(6)	T. Jay Salmen as president of Sun Investments, LLC has sole voting and dispositive power with respect to the shares.

(7)

Richard C. Perkins, executive vice president of Perkins Capital Management, the investment advisor, agent and attorney-in-fact of Alice Ann Corporation, has sole voting and dispositive power with respect to the shares.

(8)	Consists of (i) 25,000 shares of common stock and (ii) 45,000 shares of common stock issuable upon the exercise of warrants.

(9)	Peter Spinner is the Managing Partner of Wyatts Torch Equity Partners, LP and has sole voting and dispositive power with respect to the shares.

(10)	Consists of (i) 106,500 shares of common stock and (ii) 250,001 shares of common stock issuable upon the exercise of warrants.

(11)

Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management has voting control and investment discretion over securities held by Iroquois Master Fund. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to Iroquois Master Fund. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

(12)	Martin Chopp is the general partner of The Hewlett Fund and has sole voting and dispositive power with respect to the shares.

(13)	Konrad Ackermann is the director of Alpha Capital Anstalt and has sole voting and dispositive power with respect to the shares.

(14)	Justin Keener has sole voting and dispositive power with respect to the shares.

The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based on 13,972,158 shares of our common stock outstanding on August 28, 2018. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares. None of the selling security holders are affiliated with a broker-dealer registered under the Exchange Act of 1934, as amended.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

PLAN OF DISTRIBUTION

We are registering 2,559,172 shares of our common stock for possible sale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell any or all of its shares of common stock on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the Nasdaq Capital Market or any other applicable national securities exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by the selling stockholders that any arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be ‘‘underwriters’’ within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholder is an ‘‘underwriter’’ within the meaning of Section 2(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the shares.

We will indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus or we may be entitled to contribution.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fox Rothschild LLP, Lawrenceville, New Jersey.

EXPERTS

The financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website. We also maintain a website at http://www.bio-key.com, which provides additional information about our company. The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus. Our website address is included as an inactive textual reference only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. Additionally, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

●

Our annual report on Form 10-K for the fiscal year ended December 31, 2017 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders’ held on June 22, 2018);

●	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018;

●	Our current reports on Form 8-K filed March 28, 2018, April 4, 2018, April 9, 2018, April 30, 2018, May 30, 2018, June 4, 2018, June 27, 2018, and August 27, 2018; and

●	The description of our common stock contained in our registration statement on Form 8-A and including any amendments or reports filed for the purpose of updating that description.

In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, and any exhibits incorporated by reference in these documents, which will be provided to you at no cost, by contacting:

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, New Jersey 07719

Attention: Chief Financial Officer

Telephone: (732) 359-1100

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$592
Registrant Legal Fees and Expenses*	$7,500
Accounting Fees and Expenses*	$2,500
Miscellaneous Fees and Expenses*	$1,000
Total	$11,592

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our certificate of incorporation, as amended, provides that, unless otherwise required under applicable law, (1) a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, and (2) we shall indemnify any director or officer made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact of such person’s current or prior service as a director or officer of the Company, any predecessor of the Company or any other enterprise per the Company’s or any predecessor to the Company’s request.

Our bylaws provide that (a) we shall indemnify and hold harmless our directors and officers to the maximum extent and in the manner permitted by the DGCL against expenses (including attorneys’ fees) reasonably incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an agent of the corporation, (b) we shall advance expenses incurred by any director or officer prior to the final disposition of any proceeding to which the director or officer was or is or is threatened to be made a party promptly following a request therefore, subject to certain limited requirements, and (c) the rights conferred in our Bylaws are not exclusive.

We have also obtained insurance policies covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act.

The foregoing represents a summary of the general effect of the Delaware General Corporation Law, BIO-key’s Certificate of Incorporation, and any other contracts or arrangements of the registrant relating to indemnification, and is qualified in its entirety by reference to, the terms and provisions of the Delaware General Corporation Law, BIO-key’s Certificate of Incorporation, and such other contracts or arrangements relating to indemnification.

Item 16.          Exhibits

Exhibit Number	Description	Method of Filing
3.1	Certificate of Incorporation of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 8-K, filed with the SEC on January 5, 2005. (File No 333-16451)
3.2	Bylaws of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.3 to the registrant’s Quarterly Report on Form 8-K, filed with the SEC on January 5, 2005. (File No 333-16451)
3.3	Certificate of Amendment to Certificate of Incorporation of BIO-key International, Inc.	Incorporated by reference to Appendix A to the registrant’s definitive proxy statement, filed with the SEC on January 18, 2006. (File No 333-16451)
3.4	Certificate of Amendment to Certificate of Incorporation of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.4 to the registrant’s annual report on Form 10-K, filed with the SEC on March 31, 2015. (File No 333-16451)
3.5	Certificate of Elimination of Certificate of Amendment to Certificate of Incorporation of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.5 to the registrant’s registration statement on Form S-1 File No. 333-208747 filed with the SEC on December 23, 2015. (File No 333-16451)
3.6	Certificate of Designation, Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K, filed with the SEC on November 2, 2015. (File No 333-16451)
3.7	Certificate of Designation, Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s quarterly report on Form 10-Q, filed with the SEC on November 16, 2015. (File No 333-16451)
3.8	Certificate of Amendment to Certificate of Incorporation of BIO-key International, Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K, filed with the SEC on December 28, 2016. (File No 333-16451)
4.1	Specimen Stock Certificate Representing Common Stock of BIO-key International, Inc.	Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form SB-2 (File No 333-16451)
4.2	Form of Warrant	Incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K, filed with the SEC on August 27, 2018. (File No 333-16451)
5.1*	Opinion of Fox Rothschild LLP	Filed herewith
23.1*	Consent of Fox Rothschild LLP	Included as part of Exhibit 5.1
23.2*	Consent of Independent Registered Public Accounting Firm	Filed herewith
24.1	Power of Attorney	Included on the signature page to this Registration Statement

II-2

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on August 29, 2018.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chairman of the Board of Directors and Chief Executive Officer
(principal executive officer)

By:	/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of BIO-key International, Inc., hereby severally constitute and appoint Michael W. DePasquale and Cecilia Welch, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BIO-key International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. DePasquale	Chairman of the Board and Chief	August 29, 2018
Michael W. DePasquale	Executive Officer

/s/ Cecilia Welch	Chief Financial Officer	August 29, 2018
Cecilia Welch

/s/ Robert J. Michel	Director	August 29, 2018
Robert J. Michel

/s/ Thomas E. Bush III	Director	August 29, 2018
Thomas E. Bush III

/s/ Thomas Gilley	Director	August 29, 2018
Thomas Gilley

/s/ Fabian Shin	Director	August 29, 2018
Fabian Shin

/s/ Pieter Knook	Director	August 29, 2018
Pieter Knook

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